UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 25, 2023

HORIZON TECHNOLOGY FINANCE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	814-00802	27-2114934
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

312 Farmington Avenue
Farmington, CT 06032

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (860) 676-8654

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	HRZN	The Nasdaq Stock Market LLC
4.875% Notes due 2026	HTFB	The New York Stock Exchange
6.25% Notes due 2027	HTFC	The New York Stock Exchange

Section 5	Corporate Governance and Management
Item 5.07	Submission of Matters to a Vote of Security Holders

On May 25, 2023, Horizon Technology Finance Corporation (the “Company”) convened its 2023 annual meeting of stockholders (the “Annual Meeting”) for the purpose of voting on proposals (1) to elect two Class I directors of the Company, (2) to approve a new investment management agreement between the Company and Horizon Technology Finance Management LLC, the Company’s investment advisor, (3) to elect one Class II director of the Company and (4) to elect one Class III director of the Company.

Because less than fifty percent (50%) of the outstanding shares of common stock were present in person or by proxy and entitled to vote at the Annual Meeting, the presiding officer of the Annual Meeting, Robert D. Pomeroy, Jr., Chairman and Chief Executive Officer of the Company, adjourned the Annual Meeting to June 28, 2023 at 9:30 a.m. EDT to permit the Company to solicit additional proxies to achieve the quorum necessary to conduct business at the Annual Meeting. The Annual Meeting will be reconvened at the offices of Horizon Technology Finance Corporation, located at 312 Farmington Avenue, Farmington, Connecticut, on June 28, 2023 at 9:30 a.m. EDT.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 25, 2023	HORIZON TECHNOLOGY FINANCE CORPORATION

	By:	/s/ Robert D. Pomeroy, Jr.
Robert D. Pomeroy, Jr.
Chief Executive Officer

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